Exhibit 10.8

Prior Contract Termination Agreement

This Prior Contract Termination Agreement(the “Agreement”) is made and entered into this 16th day of January, 2008 by and among Lawrence Mehlenbacher, Joseph Fearon, Thomas Coll, Richard Rizzieriand Gary Walsh(collectively, the “Shareholders”), LMC Industrial Contractors, Inc. (“LMCIC”), LMC Power Systems, Inc. (“LMCPS”) and Dansville Properties, LLC (“Dansville”; together with LMCIC, LMCPS and the Shareholders, the “Related Parties”, each a “Related Party”) and American Motive Power, Inc., a Nevada corporation (“Company”).

Recitals:

A.            MISCOR Group, Ltd., an Indiana corporation (“MISCOR”) and the Shareholders are parties to that Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of the 16thday of January, 2008, which governs the parties’ understandings and arrangements related to the purchase of the Shareholders’ ownership interests in the Company by MISCOR.

B.            In connection with the Stock Purchase Agreement, each of the Related Parties have agreed to terminate the applicable agreements and contracts listed on Exhibit A, attached hereto and incorporated herein, (collectively, the “Related Party Agreements”) and release any and all liabilities and claims of the applicable Related Parties thereunder.

C.            MISCOR would not have been willing to enter into the Stock Purchase Agreement without the agreement of the Related Parties to execute this Agreement.

D.            The Related Parties will receive significant benefit from the transaction contemplated by the Stock Purchase Agreement and each of them is willing to enter into this Agreement as a condition to and as consideration for MISCOR entering into the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the recital provisions are hereby incorporated into the body of this Agreement as if fully set forth herein, and the parties agree as follows:

1.            Capitalized Terms.  The capitalized terms used but not defined in this Agreement shall have the meanings as defined in the Stock Purchase Agreement.

2.            Termination of Related Party Agreements.  The Related Parties hereby represent and warrant the agreements and contracts listed on Exhibit Arepresent all of the agreements and contracts, written or unwritten, between the Company and any of the Related Parties.  Effective as of the Closing under the Stock Purchase Agreement (the “Termination Date”), the Related Party Agreements, and all rights, benefits and privileges under the Related Party Agreements accruing to the both the applicable Related Party and the Company shall terminate, whereupon both the applicable Related Party and the Company shall be relieved of any and all respective liabilities and obligations under each of the Related Party Agreements.

3.            Release by Related Parties.                                                                 As of the Termination Date, each of the Related Parties, for itself, its assigns and all others who may or do have an interest in this matter (the “Related Party Releasing Parties”), release and discharge Company and its parent, agents, attorneys, insurers, assigns, subsidiaries, and all other persons, firms, corporations and other entities, from any and all manner of past, present, or future liabilities, debts, judgments, demands, costs and expenses (including attorneys’ fees and costs), of every nature, kind and description whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Related Party Agreements.

4.            Release by Company.   As of the Termination Date, Company releases each of the Related Parties, his heirs, executors, successors and assigns, and all other persons, firms, corporations and other entities, from any and all manner of past, present, or future liabilities, debts, judgments, demands, costs and expenses (including attorneys’ fees and costs), of every nature, kind and description whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or relating to the Related Party Agreements.

5.            Future Agreements.  The parties acknowledge and agree that the foregoing termination and release shall have no effect on any agreements or contracts entered into by any of the Related Parties and the Company in connection with the Stock Purchase Agreement or following the closing thereunder.

6.            Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the parties, their respective executors, personal representatives, heirs, successors and assigns.

7.            Controlling Law and Jurisdiction.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.  The parties expressly agree that the Indiana state courts located in St. Joseph County, Indiana (or if there is exclusive federal jurisdiction, the United States District Court for the Northern District of Indiana) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement.  To the extent not otherwise subject to the jurisdiction of such courts, the Company and Shareholder hereby agree to waive any objection to jurisdiction and to subject itself or himself to the jurisdiction of such courts.

8.            Counterpart Execution.This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages. All such signature pages shall be read as one, and they shall have the same force and effect as though all of the signatories had executed a single signature page.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, individually or by a duly authorized representative, as of the first day and year written above.

SHAREHOLDERS:

Dated:
LawrenceMehlenbacher

Dated:
Joseph Fearon

Dated:
Thomas Coll,

Dated:
Richard Rizzieri

Dated:
Gary Walsh

LMCIC:

LMC Industrial Contractors, Inc.

Dated:	By:
Its:

LMCPS:

LMC Power Systems, Inc.

Dated:	By:
Its:

DANSVILLE:

Dansville Properties, LLC

Dated:	By:
Its:

COMPANY:

American Motive Power, Inc.

Dated:	By:
Its: